UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2026

InspireMD, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35731	26-2123838
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6303 Waterford District Drive, Suite 215
Miami, Florida 33126	6744832
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 776-6804

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	NSPR	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As further described in Item 5.07 below, on June 3, 2026, InspireMD, Inc. (the “Company”) held its 2026 annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the stockholders approved, among other things, an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the authorized number of shares of the Company’s common stock from 150,000,000 shares to 250,000,000 shares (the “Amendment”). The Amendment became effective upon the Company’s filing of a Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware on June 3, 2026 (the “Certificate of Amendment”). The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Certificate of Amendment, a copy of which is attached as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 3, 2026, the Company held its Annual Meeting. As of April 10, 2026, the record date for the Annual Meeting, there were 46,892,979 shares of common stock issued and outstanding and entitled to vote on the proposals presented at the Annual Meeting, of which 34,631,348, or 73.85%, were present in person or represented by proxy, which constituted a quorum. The holders of shares of the Company common stock are entitled to one vote for each share held. Set forth below are the final voting results for each of the proposals submitted to a vote of the Company’s stockholders at the Annual Meeting.

Proposal No. 1 - Election of Directors.

The stockholders re-elected Marvin Slosman, Raymond Cohen and Dan Dearen to serve on the board of directors of the Company, as Class 3 directors, for a term of three years or until their respective successor is elected and qualified. The votes were as follows:

Director Name	For	Withheld	Broker Non-Votes
Marvin Slosman	25,086,284	1,728,950	7,816,114
Raymond Cohen	22,733,263	4,081,971	7,816,114
Dan Dearen	22,750,906	4,064,328	7,816,114

Proposal No. 2 – Increase in Authorized Shares.

The stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the authorized number of shares of the Company’s common stock from 150,000,000 shares to 250,000,000 shares. The votes were as follows:

For	Against	Withheld	Broker Non-Votes
31,577,297	3,009,107	44,944	0

Proposal No. 3 - Ratification of Auditors.

The stockholders ratified the appointment of Kesselman & Kesselman, a member of PricewaterhouseCoopers International Limited, as the Company’s independent registered public accounting firm for the 2026 fiscal year. The votes were as follows:

For	Against	Abstain
34,355,150	244,248	31,950

Based on the foregoing votes, Proposals 1 through 3 were approved. As there were sufficient votes to approve the proposals, the proposal to approve an adjournment of the Annual Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event there are not sufficient votes to establish a quorum or in favor of proposals 1 through 3 was not presented to the Company’s stockholders.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation of InspireMD, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSPIREMD, INC.

Date: June 3, 2026	By:	/s/ Marvin Slosman
	Name:	Marvin Slosman
	Title:	Chief Executive Officer